Exhibit 3(ii).1

AMENDED AND RESTATED BYLAWS

OF

NANO-PROPRIETARY, INC.

(Adopted by Resolution of the Board of Directors on February 16, 2006)

ARTICLE I.

CAPITAL STOCK

Section 1. Form of Certificates. The Company shall deliver certificates representing shares to which shareholders are entitled. Such certificates shall be signed by (i) the Chairman of the Board, the President or a Vice President and (ii) either the Secretary or an Assistant Secretary and (iii) shall be sealed with the seal of the Company or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Company with the same effect as if he were such officer at the date of its issuance.

Section 2. Shareholders of Record. The Board of Directors of the Company may appoint one or more transfer agents or registrars of any class of stock of the Company. The Company shall be entitled to treat the holder of record of any shares of the Company as the owner thereof for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such shares or any rights deriving from such shares, on the part of any other person, including (but without limitation) a purchaser, assignee or transferee, unless and until such other person becomes the holder of record of such shares, whether or not the Company shall have either actual or constructive notice of the interest of such other person.

Section 3. Transfer of Shares. The shares of the Company shall be transferable on the stock certificate books of the Company by the holder of record thereof, or his duly authorized attorney or legal representative, upon surrender for cancellation of the certificate for such shares. All certificates surrendered for transfer shall be canceled and no new certificate shall be issued until a former certificate or certificates for a like number of shares shall have been surrendered and canceled except that in the case of a lost, destroyed or mutilated certificate, a new certificate may be issued therefor upon such conditions for the protection of the Company and any transfer agent or registrar as the Board of Directors or the Secretary may prescribe.

Section 4. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Company alleged to have been lost, stolen or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or such owner's legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Company a bond in such sum as it may direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 5. Voting Securities Owned by the Company. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Company may be executed in the name of and on behalf of the Company by the Chairman of the Board, the President, any Vice President or the Secretary, and any such officer may, in the name of and on behalf of the Company, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Company may own securities, and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Company might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

ARTICLE II.

MEETINGS OF SHAREHOLDERS

Section 1. Place of Meetings. All meetings of shareholders shall be held at the registered office of the Company, in the City of Austin, Texas, or at such other place within or without the State of Texas as may be designated by the Board of Directors or officer calling the meeting.

Section 2. Annual Meetings. The Annual Meetings of shareholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meetings the shareholders shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting.

Section 3. Special Meetings. Special Meetings of the shareholders may only be called by the Board of Directors, the Chairman of the Board, the President or the holders of not less than ten percent (10%) of all shares outstanding and entitled to vote at such meeting. Only business related to the purposes set forth in the notice of the meeting may be transacted at a special meeting.

Section 4. Notice of Meeting. Written or printed notice of all meetings stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered to each shareholder of record entitled to vote at such meetings not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, the President, the Secretary or the officer or person calling the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Company, with postage thereon prepaid.

Section 5. Closing of Transfer Books and Fixing Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, the Board of Directors may either provide that the stock transfer books shall be closed for a stated period of not less than ten (10) nor more than sixty (60) days before the meeting, or it may fix in advance a record date for any such determination of shareholders, such date to be not less than ten (10) days nor more than sixty (60) days prior to the meeting. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, then the date on which the notice of the meeting is mailed shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as herein provided, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

Section 6. Voting List. The officer or agent having charge of the stock transfer books for shares of the Company shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the Company and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or to vote at any meeting of shareholders. Failure to comply with any requirements of this Section 6 shall not affect the validity of any action taken at such meeting.

Section 7. Voting at Meetings. Except as otherwise provided in the Restated Articles of Incorporation of the Company, as amended to date (the "Articles of Incorporation"), each holder of shares of capital stock of the Company entitled to vote shall be entitled to one vote for each share of such stock, either in person or by proxy executed in writing by him or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven months from the date of its execution unless otherwise provided in the proxy. A proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law. At each election for Directors, every holder of shares of the Company entitled to vote shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are Directors to be elected, and for whose election he has a right to vote, but in no event shall he be permitted to cumulate his votes for one or more Directors.

All voting, including on the election of Directors but except where otherwise provided herein or required by law or the Articles of Incorporation, may be by a voice vote, provided, however, that upon demand therefor by a shareholder entitled to vote or such shareholder's proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the shareholder or proxy voting and such other information as may be required under the procedure established for the meeting.

All elections of Directors shall be determined by a plurality of the votes cast, and except as otherwise required by applicable law or the Articles of Incorporation, all other matters shall be determined by a majority of the votes cast.

Section 8. Quorum; Adjournment. Except as otherwise provided in the Articles of Incorporation of the Company, the holders of a majority of shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, the affirmative vote of the holders of a majority of the shares entitled to vote and thus represented at a meeting at which a quorum is present shall be the act of the shareholders' meeting. If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of the majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date or time without notice other than announcement at the meeting, until a quorum shall be present or represented.

When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 9. Officers. The Chairman of the Board shall preside at, and the Secretary shall keep the records of, each meeting of shareholders. In the absence of either such officer, his duties shall be performed by another officer of the Company appointed at the meeting.

Section 10. Inspectors of Election. In advance of any meeting of shareholders, the Board of Directors may appoint inspectors of election, who need not be shareholders, to act at such meeting or any adjournment thereof. If inspectors of election are not so appointed, the person presiding at any such meeting may, and on the request of any shareholder entitled to vote at the meeting and before voting begins shall, appoint inspectors of election. If any person who is appointed fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting, or at the meeting by the person presiding at the meeting. Each inspector, before entering upon the discharge of his duties, shall take an oath faithfully to execute the duties of inspector at such meeting.

If inspectors of election are appointed as aforesaid, they shall determine from the lists referred to in Section 6 of this Article II the number of shares outstanding, the shares represented at the meeting, the existence of a quorum and the voting power of shares represented at the meeting, determine the authenticity, validity and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote or the number of votes which may be cast, count and tabulate all votes or ballots, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all shareholders entitled to vote thereat.

The inspectors shall make a report in writing of any challenge or question matter which is determined by them, and execute a sworn certificate of any facts found by them.

ARTICLE III.

DIRECTORS

Section 1. Number and Classification of Board of Directors. The business and affairs of the Company shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Company and do all such lawful acts and things as are not by law or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders of the Company. Pursuant to Article Seven of the Company's Articles of Incorporation, the total number of Directors constituting the entire Board of Directors shall not be less than three (3) nor more than nine (9), with the then-authorized number of Directors being fixed from time to time solely by or pursuant to a resolution passed by the Board of Directors. The Directors shall be divided into three classes, Class I, Class II and Class III. Such classes shall be as nearly equal in number of Directors as possible.

Directors need not be shareholders of the Company. All Directors shall be elected in accordance with the procedures specified in the Company's Articles of Incorporation, and each Director so elected shall hold office for a term of three years and until his or her successor is duly elected and qualified, or until his or her earlier resignation or removal.

At each annual election, the Directors chosen to succeed those whose terms then expire shall be of the same class as the Directors they succeed, unless, by reason of any intervening changes in the authorized number of Directors, the Board of Directors shall designate one or more Directorships whose term then expires as Directorships of another class in order more nearly to achieve equality of number of Directors among the classes.

Notwithstanding the rule that the three classes shall be as nearly equal in number of Directors as possible, in the event of any change in the authorized number of Directors, each Director then continuing to serve as such shall nevertheless continue as a Director of the class of which he is a member until the expiration of his current term, or his prior death, resignation, disqualification or removal. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

Section 2. Newly Created Directorships and Vacancies. Newly created Directorships resulting from any increase in the number of Directors may be filled by the affirmative vote of a majority of the Directors then in office for a term of office continuing only until the next election of one or more Directors by the shareholders entitled to vote thereon; provided, however, that the Board of Directors shall not fill more than two such Directorships during the period between two successive annual meetings of shareholders. Except as provided in Section 1 of this Article III, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors. Any Director elected to fill any such vacancy shall hold office for the remainder of the full term of the Director whose departure from the Board of Directors created the vacancy and until such newly elected Director's successor shall have been duly elected and qualified.

Section 3. Nomination of Directors. Nominations for the election of Directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any shareholder (a "Nominator") entitled to vote in the election of Directors. Such nominations, other than those made by the Board of Directors or a committee appointed by the Board of Directors, shall be made in writing pursuant to timely notice delivered to or mailed and received by the Secretary of the Company as set forth in Article Nine (b) of the Company's Articles of Incorporation.

Section 4. Place of Meetings and Meetings by Telephone. Meetings of the Board of Directors may be held either within or without the State of Texas, at whatever place is specified by the officer calling the meeting. Meetings of the Board of Directors may also be held by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting by means of conference telephone or similar communications equipment shall constitute a presence in person at such meeting, except where a Director participates in a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. In the absence of specific designation by the officer calling the meeting, the meetings shall be held at the registered office of the Company in the City of Austin, Texas.

Section 5. Regular Meetings. The Board of Directors shall meet each year immediately following the annual meeting of the shareholders at the place of such meeting, for the transaction of such business as may properly be brought before the meeting. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. No notice of any kind to either old or new members of the Board of Directors for such annual or regular meetings shall be necessary.

Section 6. Special Meetings. Special meetings of the Board of Directors may be held at any time upon the call of the Chairman of the Board, the Chief Executive Officer, the Secretary of the Company, or a majority of the Directors then in office. Notice shall be sent by mail or telegram to the last known address of the Director at least three days before the meeting. Notice of the time, place and purpose of such meeting may be waived in writing before or after such meeting, and shall be equivalent to the giving of notice. Attendance of a Director at such meeting shall also constitute a waiver of notice thereof, except where he attends for the announced purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Except as otherwise provided by these Bylaws, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 7. Quorum and Voting. Except as otherwise provided by law, the Articles of Incorporation of the Company or these Bylaws, a majority of the number of Directors fixed in the manner provided in these Bylaws as from time to time amended shall constitute a quorum for the transaction of business. Except as otherwise provided by law, the Articles of Incorporation of the Company or these Bylaws, the affirmative vote of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. Any regular or special Directors' meeting may be adjourned from time to time by those present, whether or not a quorum is present.

Section 8. Compensation. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of Directors. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Company in any other capacity and receiving compensation therefore. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 9. Removal; Resignation. No Director of the Company shall be removed from his office as a Director by vote or other action of the shareholders or otherwise except (a) with cause, as defined below, by the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of capital stock of the Company entitled to vote in the election of Directors, voting together as a single class, or (b) without cause by (i) the affirmative vote of at least 60% of all Directors then in office at any regular or special meeting of the Board of Directors called for that purpose or (ii) the affirmative vote of the holders of at least 60% of the voting power of all outstanding shares of capital stock of the Company entitled to vote in the election of Directors, voting together as a single class.

Except as may otherwise be provided by law, cause for removal of a Director shall be construed to exist only if: (a) the Director whose removal is proposed has been convicted, or where a Director is granted immunity to testify where another has been convicted, of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal; (b) such Director has been found by the affirmative vote of at least 60% of all Directors then in office at any regular or special meeting of the Board of Directors called for that purpose or by a court of competent jurisdiction to have been negligent or guilty of misconduct in the performance of his duties to the Company in a matter of substantial importance to the Company; or (c) such Director has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects his ability as a Director of the Company.

No proposal by a shareholder to remove a Director of the Company shall be voted upon at a meeting of the shareholders unless such shareholder shall have delivered or mailed in a timely manner (as set forth in this Section 9) and in writing to the Secretary of the Company (a) notice of such proposal, (b) a statement of the grounds, if any, on which such Director is proposed to be removed, (c) evidence, reasonably satisfactory to the Secretary of the Company, of such shareholder's status as such and of the number of shares of each class of the capital stock of the Company beneficially owned by such shareholder, (d) a list of the names and addresses of other beneficial owners of shares of the capital stock of the Company, if any, with whom such shareholder is acting in concert, and of the number of shares of each class of the capital stock of the Company beneficially owned by each such beneficial owner, and (e) an opinion of counsel, which counsel and the form and substance of which opinion shall be reasonably satisfactory to the Board of Directors of the Company (excluding the Director proposed to be removed), to the effect that, if adopted at a duly called special or annual meeting of the shareholders of the Company by the required vote as set forth in the first paragraph of this Section 9, such removal would not be in conflict with the laws of the State of Texas, the Articles of Incorporation of the Company or these Bylaws. To be timely in connection with an annual meeting of shareholders, a shareholder's notice and other aforesaid items shall be delivered to or mailed and received at the principal executive offices of the Company not less than ninety nor more than 180 days prior to the date on which the immediately preceding year's annual meeting of shareholders was held. To be timely in connection with the removal of any Director at a special meeting of the shareholders, a shareholder's notice and other aforesaid items shall be delivered to or mailed and received at the principal executive offices of the Company not less than forty days nor more than sixty days prior to the date of such meeting; provided, however, that in the event that less than fifty days' notice or prior public disclosure of the date of the special meeting of shareholders is given or made to the shareholders, the shareholder's notice and other aforesaid items to be timely must be so received not later than the close of business on the seventh day following the day on which such notice of date of the meeting was mailed or such public disclosure was made. Within thirty days (or such shorter period that may exist prior to the date of the meeting) after such shareholder shall have delivered the aforesaid items to the Secretary of the Company, the Secretary and the Board of Directors of the Company shall respectively determine whether the items to be ruled upon by them are reasonably satisfactory and shall notify such shareholder in writing of their respective determinations. If such shareholder fails to submit a required item in the form or within the time indicated, or if the Secretary or the Board of Directors of the Company determines that the items to be ruled upon by them are not reasonably satisfactory, then such proposal by such shareholder may not be voted upon by the shareholders of the Company at such meeting of shareholders. The presiding person at each meeting of shareholders shall, if the facts warrant, determine and declare to the meeting that a proposal to remove a Director of the Company was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare to the meeting and the defective proposal shall be disregarded. Beneficial ownership shall be determined as specified in Section 6 of Article VIII of these Bylaws.

Any Director of the Company may resign at any time by giving written notice to the Chairman of the Board or the Secretary. Such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 10. Executive and Other Committees. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and other committees, each of which shall be comprised of two or more members and, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors.

Notwithstanding the foregoing paragraph of this Section 10, no such committee shall have the authority of the Board of Directors to:

a.	amend the Articles of Incorporation of the Company;

b.	amend, alter or repeal the Bylaws of the Company or adopt new Bylaws for the Company;

c.	alter or repeal any resolution of the Board of Directors;

d.	approve a plan of merger or consolidation;

e.	take definitive action on any reclassification or exchange of securities, or repurchase by the Company of any of its equity securities;

f.	declare a dividend on the capital stock of the Company;

g.	call a special meeting of the shareholders;

h.	recommend any proposal to the shareholders for action by the shareholders;

i.	fill vacancies in the Board of Directors or any such committee;

j.	fill any Directorship to be filled by reason of an increase in the number of Directors;

k.	elect or remove officers or members of any such committee; or

l.	fix the compensation of any member of such committee.

The designation of any such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law, nor shall such committee function where action of the Board of Directors is required under applicable law. The Board of Directors shall have the power at any time to change the membership of any such committee and to fill vacancies in it. A majority of the members of any such committee shall constitute a quorum. Each such committee may elect a chairman and appoint such subcommittees and assistants as it may deem necessary. Except as otherwise provided by the Board of Directors, meetings of any committee shall be conducted in accordance with the provisions of Sections 4 and 6 of this Article III as the same shall from time to time be amended. Any member of any such committee elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Company will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of a member of a committee shall not of itself create contract rights.

ARTICLE IV.

OFFICERS

Section 1. General. The officers of the Company shall be appointed by the Board of Directors and shall consist of a Chairman of the Board, a Chief Executive Officer or President, or both, one or more Vice Presidents, a Chief Financial Officer and a Secretary. The Board of Directors may also choose such other officers and agents as the Board of Directors, in its sole and absolute discretion, shall deem necessary or appropriate. Any number of offices may be held by the same person, unless the Articles of Incorporation or these By-laws provide otherwise.

Section 2. Election; Term of Office. The Board of Directors, at its first meeting held after each Annual Meeting of Shareholders, shall elect a Chairman of the Board, a Chief Executive Officer or a President, or both, one or more Vice Presidents, a Secretary and a Chief Financial Officer, and may also elect at that meeting or any other meeting, such other officers and agents as it shall deem necessary or appropriate. Each officer of the Company shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors together with the powers and duties which are customarily exercised by such officer; and each officer of the Company shall hold office until such officer's successor is elected and qualified or until such officer's earlier resignation or removal. Any officer may resign at any time upon written notice to the

Company. The Board of Directors may at any time, with or without cause, by the affirmative vote of a majority of Directors then in office, remove an officer.

Section 3. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the shareholders and the Board of Directors, and shall have such other duties and powers as may be prescribed by the Board of Directors from time to time.

Section 4. Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Company, shall have general and active management of the business of the Company, and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall have and exercise such further powers and duties as may be specifically delegated to or vested in the Chief Executive Officer from time to time by these By-laws or the Board of Directors. In the absence of the Chairman of the Board or in the event of his inability or refusal to act, or if the Board has not designated a Chairman, the Chief Executive Officer shall perform the duties of the Chairman of the Board, and when so acting, shall have all the powers and be subject to all of the restrictions upon the Chairman of the Board.

Section 5. Vice President. In the absence of the Chief Executive Officer or in the event of his inability or refusal to act, the Vice President (or in the event that there be more than one vice president, the vice presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The vice presidents shall perform such other duties and have such other powers as the Board of Directors or the President may from time to time prescribe.

Section 6. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders, and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given notice of meetings of shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the shareholders and special meetings of the board of Directors, and if there be no assistant secretary, then either the Board of Directors or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Company and the Secretary or any assistant secretary, if there be one, shall have authority to affix same to any instrument requiring it and when so affixed, it may be attested to by the signature of the Secretary or by the signature of any such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Company and to attest to the affixing by his or her signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

Section 7. Chief Financial Officer. The Chief Financial Officer shall have the custody of the corporate funds and securities and shall keep complete and accurate accounts of all receipts and disbursements of the Company, and shall deposit all moneys and other valuable effects of the Company in its name and to its credit in such banks and other depositories as may be designated from time to time by the Board of Directors. The Chief Financial Officer shall disburse the funds of the Company, taking proper vouchers and receipts for such disbursements, and shall render to the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as Chief Financial Officer and of the financial condition of the Company. The Chief Financial Officer shall, when and if required by the Board of Directors, give and file with the Company a bond, in such form and amount and with such surety or sureties as shall be satisfactory to the Board of Directors, for the faithful performance of his or her duties as Chief Financial Officer. The Chief Financial Officer shall have such other powers and perform such other duties as the Board of Directors or the Chief Executive Officer shall from time to time prescribe.

Section 8. Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Company the power to choose such other officers and to prescribe their respective duties and powers.

Section 9. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, the President or the Secretary which shall be deemed to constitute notice to the Company. Such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 10. Removal. Any officer or agent may be removed, either with or without cause, at any time, by the Board of Directors at any meeting called for that purpose; provided, however, that the President may remove any agent appointed by him.

Section 11. Vacancies. Whenever any vacancies shall occur in any office by death, resignation, increase in the number of offices of the Company, or otherwise, the officer so elected shall hold office until his successor is chosen and qualified. The Board of Directors may at any time remove any officer of the company, whenever in its judgment the best interests of the Company will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

ARTICLE V

INDEMNIFICATION

Section 1. Indemnification of Directors and Officers in Third Party Proceedings. The Company may indemnify any Director or officer of the Company who was or is an "authorized representative" of the Company (which shall mean for the purposes of this Article V a Director or officer of the Company, or a person serving at the request of the Company as a Director, officer, partner or trustee of another corporation, partnership, joint venture, trust or other enterprise) and who was or is a "party" (which shall include for purposes of this Article V the giving of testimony or similar involvement) or is threatened to be made a party to any "third party proceeding" (which shall mean for purposes of this Article V any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Company) by reason of the fact that such person was or is an authorized representative of the Company, against expenses (which shall include for purposes of this Article V attorney's fees and disbursements), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such third party proceeding if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Company, or with respect to a criminal third party proceeding (which shall include for purposes of this Article any investigation which could or does lead to a criminal third party proceeding) if such person had not reasonable cause to believe such conduct was unlawful. The termination of any third party proceeding by judgment, order, settlement, indictment, conviction or upon a plea of no contest or its equivalent, shall not, of itself, create a presumption that the authorized representative did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal third party proceeding, had reasonable cause to believe that such conduct was unlawful.

Section 2. Indemnification of Directors and Officers in Corporate Proceedings. The Company may indemnify any Director or officer of the Company who was or is an authorized representative of the Company and who was or is a party or is threatened to be made a party to any "corporate proceeding" (which shall mean for purposes of this Article V any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor or any investigative proceeding by or on behalf of the Company) by reason of the fact that such person was or is an authorized representative of the Company, against expenses (including attorneys' fees and disbursements) actually and reasonably incurred by such person in connection with the defense or settlement of such corporate proceeding if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Company, except that no indemnification shall be made in the performance of such person's duty to the Company unless and only to the extent that the court in which such corporate proceeding was pending shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such authorized representative is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Section 3. Indemnification of Authorized Representatives. To the extent that an authorized representative of the Company who neither was nor is a Director or officer of the Company has been successful on the merits or otherwise in defense of any third party or corporate proceeding or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith. Such an authorized representative may, at the discretion of the Company, be indemnified by the Company in any other circumstance to any extent if the Company would be required by Section 1 or 2 of this Article V to indemnify such person in such circumstances to such extent as if such person were or had been a Director or officer of the Company.

Section 4. General Terms. Any indemnification under Section 1 and Section 2 of this Article V (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper under the circumstances because he had met the applicable standard of conduct set forth in Section 1 and Section 2 of this Article V. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum of disinterested Directors so directs, by independent legal counsel in written opinion, or (iii) by the shareholders.

Section 5. Amendment. Any amendment to Article V shall not apply to any liability of a Director, officer, employee or agent arising out of a transaction or omission occurring prior to the adoption of such amendment, but any such liability based on a transaction or omission occurring prior to the adoption of such amendment shall be governed by Article V of these By-laws, as in effect at the time of such transaction or omission.

Section 6. Insurance and Trust Fund. In furtherance and not in limitation of the powers conferred by statute:

a. the Company may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Company, or is serving at the request of another corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his power to indemnify him against such liability under the provisions of law; and

b. the Company may create a trust fund, grant a security interest and/or use other means (including without limitation, letters of credit, surety bonds, and/or other similar arrangements), as well as enter into contracts providing indemnification to the fullest extent permitted by law and including as part thereof provisions with respect to any or all of the foregoing, to ensure the payment of such amount as may become necessary to effect indemnification as provided therein, or elsewhere.

Section 7. Indemnification of Employees and Agents of the Company. The Company may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, including the right to be paid by the Company the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Company to the fullest extent of the provisions of the Section or otherwise with respect to the indemnification and advancement of expenses of Directors and officers of the Company. Notwithstanding any other provision of these by-laws, no officer, Director, agent or employee of the Company shall receive indemnification payments under this section in advance of the final disposition of any action or proceeding against such officer, Director, agent or employee unless the Company shall have received, prior to the date of such payment, a written undertaking to repay the amounts advanced by the Company if it shall subsequently be determined that the officer, Director, agent or employee was not entitled to indemnification for such costs under the terms of these By-Laws.

ARTICLE VI.

CONTRACTS AND TRANSACTIONS WITH DIRECTORS AND OFFICERS

Section 1. General Procedure. No contract or transaction between the Company and one or more of its Directors or officers, or between the Company and any other corporation, partnership, association or other organization in which one or more of the Company's Directors or officers are Directors or officers or have a financial interest, shall be void or voidable solely for this reason, solely because the Director or officer is present at or participates in the meeting of the Company's Board of Directors or committee which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

a. The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors constitute less than a quorum; or

b. The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

c. The contract or transaction is fair to the Company as of the time it is authorized, approved or ratified by the Board of Directors, the committee thereof, or the shareholders.

Section 2. Determination of Quorum. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction as provided in Section 1 of this Article VI.

ARTICLE VII.

NOTICES

Section 1. Notice. Whenever, under the provisions of the laws of Texas or the Articles of Incorporation or these By-laws, any notice, request, demand or other communication is required to be or may be given or made to any officer, Director, or registered shareholder, it shall be construed to mean that such notice, request, demand or other communication must be given or made in person, but the same may be given or made by mail, telegraph, cablegram, telex, or telecopier to such officer, Director or registered shareholder. Any such notice, request, demand or other communication shall be considered to have been properly given or made, in the case of mail, when deposited in the mail or delivered to the appropriate office for telegraph or cable transmission, and in other cases when transmitted by the party giving or making the same, directed to the officer or Director at his address as it appears on the record of shareholders, or, if the shareholder shall have filed with the Secretary of the Company a written request that notices to him be mailed to some other address, then directed to the shareholder at such other address. Notice to Directors may also be given in accordance with Section 6 of Article III hereof.

Whenever, under the provisions of the laws of this state or the Articles of Incorporation or these By-laws, any notice, request, demand or other communication is required to be or may be given or made to the Company, it shall also not be construed to mean that such notice, request, demand or other communication must be given or made in person, but that the same may be given or made to the Company by mail, telegraph, cablegram, telex or telecopier. Any such notice, request, demand or other communication shall be considered to have been properly given or made, in the case of mail, telegram or cable, when deposited in the mail or delivered to the appropriate office for telegraph or cable transmission.

Section 2. Waivers of Notice. Whenever any written notice is required to be given under the provisions of the Articles of Incorporation, these By-laws or a statute, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders, Directors, or members of a committee of Directors need be specified in any written waiver of notice of such meeting.

Attendance of a person, either in person or by proxy at any meeting, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice of such meeting.

ARTICLE VIII.

MISCELLANEOUS PROVISIONS

Section 1. Offices. The principal office of the Company shall be located in Austin, Texas, unless and until changed by resolution of the Board of Directors. The Company may also have offices at such other places as the Board of Directors may designate from time to time, or as the business of the Company may require. The principal office and registered office may be, but need not be, the same.

Section 2. Resignations. Any Director or officer may resign at any time. Such resignations shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

Section 3. Fixing Record Dates for Payment of Dividends and Other Purposes. For the purpose of determining shareholders entitled to receive payment of any dividend or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Company may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty days. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date to be not more than sixty days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to receive payment of a dividend, then the date on which the resolution of the Board of Directors declaring such dividend is adopted shall be the record date for such determination of shareholders.

Section 4. Corporate Seal. The corporate seal, if the Company shall have a corporate seal, shall have inscribed thereon the name of the Company. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

Section 5. Separability. If one or more of the provisions of these Bylaws shall be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision hereof and these Bylaws shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein.

Section 6. Beneficial Owners. The Company shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law. "Beneficial Owner" as used in these Bylaws means any of the following:

a. a person who individually or with any of his affiliates or associates beneficially owns (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) any capital stock of the Company, directly or indirectly;

b. a person who individually or with any of his affiliates or associates has either of the following rights:

(i) to acquire capital stock of the Company, whether such right is exercisable immediately or only after the passage of time, pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise;

(ii) to vote capital stock of the Company pursuant to any agreement, arrangement or understanding; or

c. a person who has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of capital stock of the Company with any other person who beneficially owns or whose affiliates beneficially own (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, such shares of capital stock.

Section 7. Dividends. Dividends upon the capital stock of the Company, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting or by any Committee of the Board of Directors having such authority at any meeting thereof, and may be paid in cash, in property, in shares of capital stock, or in any combination thereof. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

Section 8. Disbursements. All notes, checks, drafts, and orders for the payment of money issued by the Company shall be signed in the name of the Company by such officers or such other persons as the Board of Directors may from time to time designate.

ARTICLE IX.

AMENDMENT OF BYLAWS

Section 1. Vote Requirements. The Board of Directors shall have the power to make, adopt, alter, amend and repeal from time to time the Bylaws of this Company, subject to the right of the shareholders entitled to vote with respect thereto to adopt, alter, amend and repeal the Bylaws; provided, however, that Bylaws shall not be adopted, altered, amended or repealed by the shareholders of the Company, except by the vote of the holders of not less than sixty percent (60%) of the outstanding shares of the capital stock of the Company entitled to vote generally in the election of Directors, considered for this purpose as one class.

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CERTIFICATE OF CORPORATE SECRETARY

The undersigned, acting in his capacity as Corporate Secretary of Nano-Proprietary, Inc. (the "Company") attests that the foregoing Amended and Restated Bylaws were duly adopted and approved by the Board of Directors of the Company at a meeting which was duly called and held on February 16, 2006.

NANO-PROPRIETARY, INC. By: /s/ Douglas P. Baker Douglas P. Baker, Corporate Secretary